Accel Entertainment Announces 2022 Operating Results

Chicago, IL – February 28, 2023 – Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the three-months and full year ended December 31, 2022.

Highlights:
•Ended 2022 with 3,598 locations; an increase of 39% compared to 2021 due primarily to the acquisition of Century Gaming, Inc. ("Century")
•Ended 2022 with 23,150 gaming terminals; an increase of 70% compared to 2021 due primarily to the acquisition of Century
•Record year for Revenue, Net Income, and Adjusted EBITDA
•Revenue of $278 million for Q4 2022 and $970 million for YE 2022
•Net income of $13 million for Q4 2022 and $74 million for YE 2022
•Adjusted EBITDA of $43 million for Q4 2022 and $162 million for YE 2022
•2022 ended with $318 million of net debt; an increase of 123% compared to 2021 due primarily to borrowings of $160 million on our credit facility in Q2 2022 to finance the Century acquisition
•Repurchased $17 million of Accel Class A-1 common stock in Q4 2022 and $79 million for the full year 2022
•On December 15, 2022, Century acquired DEP, Inc. ("Progressive"), a gaming operator in Montana, which added 26 Montana gaming locations and approximately 300 gaming terminals to the Century portfolio

Accel Entertainment CEO Andy Rubenstein commented, “We are pleased to report another strong quarter of results which led to a record full year 2022. The integration of Century is well underway and we remained focused on continuing to grow our business both organically and inorganically. Our asset-light and hyper-local business model remains compelling and continues to give us a truly unique competitive advantage in the industry as we further cement Accel’s position as the preferred choice in distributed gaming.”

Consolidated Statements of Operations and Other Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Total net revenues	$278,070	$192,313	$969,797	$734,707
Operating income	25,094	17,063	96,855	70,192
Income before income taxes	17,535	10,050	94,762	46,576
Net income	13,406	6,806	74,102	31,559
Other Financial Data:
Adjusted EBITDA(1)	43,309	33,236	162,392	139,663
Adjusted net income (2)	20,822	17,301	79,875	71,407

(1)	Adjusted EBITDA is defined as net income plus amortization of intangible assets and route and customer acquisition costs; (gain) loss on change in fair value of contingent earnout shares; stock-based compensation expense; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense; emerging markets; income tax expense; and loss on debt extinguishment. For additional information on Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see “Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted net income.”
(2)
Adjusted net income is defined as net income plus amortization of intangible assets and route and customer acquisition costs; (gain) loss on change in fair value of contingent earnout shares; stock-based compensation expense; other expenses, net; and tax effect of adjustments. For additional information on Adjusted net income and a reconciliation of net income to Adjusted net income, see "Non-GAAP Financial Measures— Adjusted net income and Adjusted EBITDA.”

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net revenues by state:
Illinois	$206,917	$191,033	$808,652	$730,244
Nevada	29,630	—	66,989	—
Montana	35,357	—	79,639	—
Other	6,166	1,280	14,517	4,463
Total net revenues	$278,070	$192,313	$969,797	$734,707

Key Business Metrics

Locations (1)	As of December 31,
	2022	2021
Illinois	2,648	2,584
Montana	610	—
Nevada	340	—
Total locations	3,598	2,584

Terminals (1)	As of December 31,
	2022	2021
Illinois	14,397	13,639
Montana	6,108	—
Nevada	2,645	—
Total terminals	23,150	13,639

(1)	Based on a combination of third-party portal data and data from our internal systems. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

Consolidated Statements of Cash Flows Data

	Year Ended December 31,
(in thousands)	2022	2021

Net cash provided by operating activities	$107,999	$110,755
Net cash used in investing activities	(189,263)	(34,544)
Net cash provided by (used in) financing activities	106,591	(11,876)

Non-GAAP Financial Measures

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021

Net income	$13,406	$6,806	$74,102	$31,559
Adjustments:
Amortization of intangible assets and route and customer acquisition costs(1)	5,206	3,551	17,484	22,040
Stock-based compensation(2)	1,884	1,696	6,840	6,403
(Gain) loss on change in fair value of contingent earnout shares(3)	(47)	2,895	(19,544)	9,762
Other expenses, net(4)	1,426	4,076	9,320	12,989
Tax effect of adjustments(5)	(1,053)	(1,723)	(8,327)	(11,346)
Adjusted net income	20,822	17,301	79,875	71,407
Depreciation and amortization of property and equipment	8,720	5,816	29,295	24,636
Interest expense, net	7,606	2,966	21,637	12,702
Emerging markets(6)	979	1,034	2,598	3,403
Income tax expense	5,182	4,967	28,987	26,363
Loss on debt extinguishment	—	1,152	—	1,152
Adjusted EBITDA	$43,309	$33,236	$162,392	$139,663
(1)Amortization of intangible assets and route and customer acquisition costs consist of upfront cash payments and future cash payments to third-party sales agents to acquire the location partners that are not connected with a business acquisition, as well as the amortization of other intangible assets. Accel amortizes the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as Accel does not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 15 years. “Amortization of intangible assets and route and customer acquisition costs” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired, as well as the amortization of other intangible assets.
(2)Stock-based compensation consists of options, restricted stock units and warrants.
(3)(Gain) loss on change in fair value of contingent earnout shares represents a non-cash fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving such contingency, shares of Class A-2 common stock convert to Class A-1 common stock resulting in a non-cash settlement of the obligation.
(4)Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring lobbying and legal expenses related to distributed gaming expansion in current or prospective markets, (iii) non-recurring costs associated with COVID-19 and (iv) other non-recurring expenses.
(5)Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.
(6)Emerging markets consist of the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing. Markets are no longer considered emerging when Accel has installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date Accel first installs or acquires gaming terminals in the jurisdiction, whichever occurs first. The Company currently views Nebraska, Iowa and Pennsylvania as its emerging markets. Prior to July 2022, Georgia was considered an emerging market.

Reconciliation of Debt to Net Debt

	As of December 31,
(in thousands)	2022	2021
Debt, net of current maturities	$518,566	$324,022
Plus: Current maturities of debt	23,466	17,500
Less: Cash and cash equivalents	(224,113)	(198,786)
Net debt	$317,919	$142,736
Conference Call
Accel will host an investor conference call on February 28, 2023 at 4:30 p.m. Central time (5:30 p.m. Eastern time) to discuss these financial and operating results. Interested parties may join the live webcast by registering at https://www.netroadshow.com/events/login?show=118523a6&confId=46443 or accessing the webcast via the company’s investor relations website: ir.accelentertainment.com. Following completion of the call, a replay of the webcast will be posted on Accel’s investor relations website.
About Accel
Accel believes it is the leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois, Montana, and Nevada markets. Accel’s business consists of the installation, maintenance and operation of gaming terminals, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores.
Media Contact:
Eric Bonach
Abernathy MacGregor
212-371-5999
ejb@abmac.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our estimates of number of gaming terminals, locations, revenues, Adjusted EBITDA and capital expenditures. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors including, but not limited to: Accel's ability to successfully integrate its business with the business of Century and realize the full benefits of the Century acquisition; Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to manage its growth effectively; Accel’s ability to offer new and innovative products and services that fulfill the needs of location partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain gaming terminals, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for gaming terminals and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; the existing and potential future adverse impact of the COVID-19 pandemic on Accel’s business, operations and financial condition, including as a result the suspensions of all video gaming terminal operations by the Illinois Gaming Board between November 19, 2020 and January 23, 2021, which suspensions could be reinstated; unfavorable macroeconomic conditions or decreased discretionary spending due to other factors such as increased interest rates, increased inflation, high fuel rates, recessions, epidemics or other public health issues (including COVID-19 and its variant strains), terrorist activity or threat thereof, civil unrest or other macroeconomic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”).
Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.
Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted net income, and Net Debt. Adjusted EBITDA, Adjusted net income, and Net Debt are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA, Adjusted net income, and Net Debt enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.

Adjusted EBITDA, Adjusted net income, and Net Debt
Although Accel excludes amortization of intangible assets and route and customer acquisition costs from Adjusted EBITDA and Adjusted net income, Accel believes that it is important for investors to understand that these route, customer and other intangible assets contribute to revenue generation. Any future acquisitions may result in amortization of intangible assets and route and customer acquisition costs.
Adjusted EBITDA, Adjusted net income, and Net Debt are not recognized terms under GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as an analytical tool, should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance.

ACCEL ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)	Years ended December 31,
	2022	2021	2020
Revenues:
Net gaming	$925,009	$705,784	$300,520
Amusement	21,106	16,667	9,247
Manufacturing	7,621	—	—
ATM fees and other revenue	16,061	12,256	6,585
Total net revenues	969,797	734,707	316,352
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	666,126	494,032	211,086
Cost of manufacturing goods sold (exclusive of depreciation and amortization expense shown below)	4,775	—	—
General and administrative	145,942	110,818	77,420
Depreciation and amortization of property and equipment	29,295	24,636	20,969
Amortization of intangible assets and route and customer acquisition costs	17,484	22,040	22,608
Other expenses, net	9,320	12,989	8,948
Total operating expenses	872,942	664,515	341,031
Operating income (loss)	96,855	70,192	(24,679)
Interest expense, net	21,637	12,702	13,707
(Gain) loss on change in fair value of contingent earnout shares	(19,544)	9,762	(8,484)
Gain on change in fair value of warrants	—	—	(12,574)
Loss on debt extinguishment	—	1,152	—
Income (loss) before income tax expense (benefit)	94,762	46,576	(17,328)
Income tax expense (benefit)	20,660	15,017	(16,918)
Net income (loss)	$74,102	$31,559	$(410)
Earnings (loss) per share:
Basic	$0.82	$0.34	$0.00
Diluted	0.81	0.33	(0.02)
Weighted average number of shares outstanding:
Basic	90,629	93,781	83,045
Diluted	91,229	94,638	83,113

ACCEL ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share amounts)	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$224,113	$198,786
Accounts receivable, net	11,166	5,121
Prepaid expenses	7,407	6,998
Inventories	6,941	—
Income taxes receivable	538	—
Interest rate caplets	8,555	—
Investment in convertible notes	32,065	32,065
Other current assets	8,427	5,025
Total current assets	299,212	247,995
Property and equipment, net	211,844	152,251
Other assets:
Route and customer acquisition costs, net	18,342	15,913
Location contracts acquired, net	189,343	150,672
Goodwill	100,707	46,199
Other intangible assets, net	22,979	—
Interest rate caplets, net of current	11,364	—
Other assets	8,978	3,043
Total noncurrent assets	351,713	215,827
Total assets	$862,769	$616,073
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of debt	$23,466	$17,500
Current portion of route and customer acquisition costs payable	1,487	2,079
Accrued location gaming expense	7,791	3,969
Accrued state gaming expense	16,605	11,441
Accounts payable and other accrued expenses	22,302	14,616
Accrued compensation and related expenses	10,607	8,886
Current portion of consideration payable	7,647	13,344
Total current liabilities	89,905	71,835
Long-term liabilities:
Debt, net of current maturities	518,566	324,022
Route and customer acquisition costs payable, less current portion	5,137	3,953
Consideration payable, less current portion	6,872	12,706
Contingent earnout share liability	23,288	42,831
Other long-term liabilities	3,390	17
Deferred income tax liability	37,021	2,248
Total long-term liabilities	594,274	385,777
Stockholders’ equity:
Preferred Stock, par value of $0.0001; 1,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 94,504,051 shares issued and 86,674,390 shares outstanding at December 31, 2022; 94,111,868 shares issued and 93,410,563 shares outstanding at December 31, 2021	9	9
Additional paid-in capital	194,157	187,656
Treasury stock, at cost	(81,697)	(8,983)
Accumulated other comprehensive income	12,240	—
Accumulated earnings (deficit)	53,881	(20,221)
Total stockholders' equity	178,590	158,461
Total liabilities and stockholders' equity	$862,769	$616,073